Mitek Reports 18% Revenue Growth in Record First Quarter
Results driven by 40% increase in identity verification revenue

SAN DIEGO, CA, January 28, 2021 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identify verification solutions, today reported record financial results for its first quarter of fiscal 2021 ended December 31, 2020. Total first quarter revenue increased 18% year over year fueled by an increase in demand for both mobile deposit and identity verification solutions as commerce increasingly shifts to digital channels.

Fiscal First Quarter 2021 Financial Highlights

•Total revenue increased 18% year over year to $26.0 million in a record first quarter.
•GAAP net income was $2.2 million, or $0.05 per diluted share.
•Non-GAAP net income increased 23% year over year to $6.2 million, or $0.14 per diluted share.
•Cash flow from operations was $8.7 million.
•Total cash and investments were $72.6 million at the end of the fiscal first quarter.

Commenting on the results, Max Carnecchia, CEO of Mitek, said:

“We are very pleased with our strong start to fiscal 2021, with 40% growth in our identity verification revenue in the first quarter driven by expansion of existing customer relationships and new business. Our deposit solutions also continue to see increasing consumer adoption as transacting online is becoming imperative in today’s world. Mitek’s strong financial performance reflects the team’s commitment to helping our customers and partners accelerate their digital transformation.

Identity verification has never been more relevant. Almost all aspects of modern life now use digital channels, so the need to establish trust in the digital identities of customers, citizens, partners, and employees is rapidly rising. Mitek is committed to providing convenience while preventing fraud in the digital world. Our technology ensures that more businesses can transact digitally and secure their platforms through easy, fast and secure identity verification. Also, Mitek remains the clear market leader with our remote check deposit solution, with thousands of financial organizations using our products, and more than four billion transactions processed.”

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the company’s financial results.

To access the live call, dial 866-269-4260 (US and Canada) or +1 323-347-3277 (International) and give the participant passcode 9287133.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification built on the latest advancements in computer vision and artificial intelligence. Mitek’s identity verification solutions enable organizations to verify an individual’s identity during digital transactions to reduce risk and meet regulatory requirements, while increasing revenue from digital channels. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more.

Mitek is based in San Diego, Calif., with offices across the U.S. and Europe. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the company’s ability to withstand negative conditions in the global economy, the extent to which the COVID-19 outbreak and measures taken in response thereto impact our business, results of operations and financial condition, a lack of demand for or market acceptance of the company’s products, the company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the company’s products by the company’s signed customers.

Additional risks and uncertainties faced by the company are contained from time to time in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the company’s underlying business and provides a better understanding of how management plans and measures the company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	December 31, 2020	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$26,723	$19,986
Short-term investments	40,238	40,035
Accounts receivable, net	12,714	15,612
Contract assets	4,465	5,187
Prepaid expenses	1,473	1,338
Other current assets	1,838	1,968
Total current assets	87,451	84,126
Long-term investments	5,597	1,963
Property and equipment, net	3,674	3,610
Right-of-use assets	5,122	5,407
Goodwill and intangible assets	55,746	54,958
Deferred income tax assets	14,211	13,484
Other non-current assets	5,231	5,606
Total assets	$177,032	$169,154
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,472	$3,909
Accrued payroll and related taxes	6,467	8,882
Deferred revenue, current portion	9,742	7,973
Lease liabilities, current portion	1,751	1,819
Acquisition-related contingent consideration	790	753
Other current liabilities	940	1,020
Total current liabilities	23,162	24,356
Deferred revenue, non-current portion	1,154	1,597
Lease liabilities, non-current portion	5,018	5,327
Deferred income tax liabilities	4,924	4,649
Other non-current liabilities	1,021	982
Total liabilities	35,279	36,911
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding, as of December 31, 2020 and September 30, 2020	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 42,668,376 and 41,779,853 issued and outstanding, as of December 31, 2020 and September 30, 2020, respectively	43	42
Additional paid-in capital	151,153	146,518
Accumulated other comprehensive income (loss)	2,384	(323)
Accumulated deficit	(11,827)	(13,994)
Total stockholders’ equity	141,753	132,243
Total liabilities and stockholders’ equity	$177,032	$169,154

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2020	2019
Revenue
Software and hardware	$12,303	$11,515
Services and other	13,673	10,552
Total revenue	25,976	22,067
Operating costs and expenses
Cost of revenue—software and hardware	1,245	771
Cost of revenue—services and other	2,893	2,162
Selling and marketing(1)	7,385	6,648
Research and development(1)	6,165	5,291
General and administrative	5,058	5,289
Acquisition-related costs and expenses	1,693	1,608
Total operating costs and expenses	24,439	21,769
Operating income	1,537	298
Other income, net	96	303
Income before income taxes	1,633	601
Income tax benefit (provision)	534	(41)
Net income	$2,167	$560
Net income per share—basic	$0.05	$0.01
Net income per share—diluted	$0.05	$0.01
Shares used in calculating net income per share—basic	42,476	40,615
Shares used in calculating net income per share—diluted	43,897	41,828

(1) December 31, 2019 consolidated statements of operations reflect reclassifications to conform to the current year presentation.

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2020	2019
Net income	$2,167	$560
Non-GAAP adjustments:
Acquisition-related costs and expenses	1,693	1,608
Intellectual property litigation costs	241	473
Stock compensation expense	2,747	2,303
Income tax effect of pre-tax adjustments	(1,077)	(1,008)
Cash tax difference(1)	385	1,050
Non-GAAP net income	6,156	4,986
Non-GAAP income per share—basic	$0.14	$0.12
Non-GAAP income per share—diluted	$0.14	$0.12
Shares used in calculating non-GAAP net income per share—basic	42,476	40,615
Shares used in calculating non-GAAP net income per share—diluted	43,897	41,828

(1)The company’s non-GAAP net income is calculated using a cash tax rate of 3% and 0% in fiscal years 2021 and 2020, respectively. The estimated cash tax rate is the estimated tax payable on the company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The company believes that the cash tax rate provides a more transparent view of the company’s operating results. The company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended December 31, 2020 and 2019 was negative 33% and 7%, respectively.
________________

Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com